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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) December 23, 1998

                             Toymax International, Inc.
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               (Exact name of Registrant as specified in its charter)


                                      Delaware
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                   (State or other jurisdiction of incorporation)



        0-23215                                         11-3391335
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(Commission File Number)                    (I.R.S. Employer Identification No.)

                  125 E. Bethpage Road, Plainview, New York  11803
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(Address of principal executive offices)                   (Zip Code)

         Registrant's telephone number, including area code (516) 391-9898


                                   Not Applicable
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           (Former name or former address, if changed since last report.)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 23, 1998, Go Fly A Kite Acquisition Corp., a wholly-owned subsidiary of Toymax International, Inc. (the "Company") acquired certain of the assets and liabilities of Go Fly A Kite, Inc. ("GFK"). GFK is a creator and distributor of a full line of kites, flags, windsocks and other related products. The aggregate consideration for the acquisition was $5,725,000 (the "Purchase Price"). A portion of the Purchase Price in the amount of $1,300,000 is payable on December 1, 1999 contingent upon the achievement of certain operating results for the twelve month period ending August 31, 1999. The Purchase Price was paid through funds available under the Company's credit facility with State Street Bank and Trust Company, Hong Kong Branch.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          A. Asset Purchase Agreement between Go Fly A Kite Acquisition Corp. and GFK dated December 23, 1998.


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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Toymax International, Inc.
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                                        (Registrant)


Date: January 6, 1999              By: /s/ William A. Johnson, Jr.
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                                      William A. Johnson, Jr.
                                      Chief Financial Officer and Treasurer